

Science in the Service of Caring



Nasdaq: VBAC



This document contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements. Management believes that these amounts are fairly stated but audited results could differ from these unaudited results and the effect may be material.





Company Profile

Virbac is a veterinary pharmaceutical company serving the companion animal market.


Veterinary Division
Consumer Brands Division
PM Resources
Contract Manufacturer





Company Overview

- Established and listed on Nasdaq in 1999
- Approximately 300 employees
- $53 million in revenues
- Market leader in veterinary dermatology and oral hygiene
- Headquartered in Fort Worth, Texas





Investment Highlights

- High growth market valued at $28 billion
- Resistant to economic downturns
- R&D competitive advantage with Virbac S.A.
- Seasoned management team with over 100 years of animal health experience
- Virbac forecasts operating income growth of 600% by 2004
- Robust new product pipeline today and beyond 2004





Market Opportunities

- An industry built on binding ties
- 61% of U.S. households own at least one pet
- 68 million dogs and 73 million cats as household pets
- U.S. market is $28 billion and growing at an annual rate of 10-15%





Virbac Sources of Growth

1. Sales Ramp-up of Recently Registered Products
2. Developing Oral Hygiene Market
3. Robust New Product Pipeline





Virbac Sources of Growth

Sales Ramp-up of Recently Registered Products

IVERHART PLUS: (Canine Heartworm)	$330 million (market)

IVERHART™ PLUS
(ivermectin/pyrantel)







Virbac Sources of Growth

Sales Ramp-up of Recently Registered Products

VIRBAMEC:
(Rumen Anthelmintic)


virbamec
POUR-ON

$284 million
(market)

WORM-X:
(Canine Anthelmintic)



$ 26 million
(market)





Virbac Sources of Growth

Sales Ramp-up of Recently Registered Products

IVERHART PLUS: (Canine Heartworm)	$330 million
VIRBAMEC: (Rumen Anthelmintic)	$284 million
WORM-X: (Canine Anthelmintic)	$ 26 million
Market Opportunity:	$640 million



Virbac
ANIMAL HEALTH



Virbac Sources of Growth

Sales Ramp-up – Line Extensions

Virbac continued its innovative leadership in the veterinary dermatological and insecticide markets in 2001 with the launch of:

Preventic® PLUS

KetoChlor® Shampoo

Omega Derm





Virbac Sources of Growth

Developing Oral Hygiene Market

- 85% of adult dogs and cats suffer from gum disease
- Less than 2% of pet owners practice home dental care
- Virbac owns 90% market share


Pet Dental Health–
Easy as One, Two, Three!
C.E.T.

C.E.T.®
Home Dental Care





Virbac Sources of Growth

Developing Oral Hygiene Market

- 3.8 million dogs regularly visit the vet each year for a $100 - $300 dental cleaning
- An additional $5/month in dental products represents $228 million in potential market size
- Pet Dental Health Awareness Campaign
- Introduced new extension of Consumer Brands oral hygiene line, Petrodex, in 2001




PAWS For This Important MESSAGE



Virbac Sources of Growth

Robust New Product Pipeline

Upcoming highly-regulated products in the Virbac pipeline:

Broad Spectrum Antibiotics:	$333 million
Small Animal Vaccines:	$225 million
Anti-arthritics:	$112 million
Equine Anthelmintics:	$ 97 million
Market Opportunity:	$767 million





Strategic Relationship with Virbac S.A.

- 30-year-old publicly-held French veterinary pharmaceutical manufacturer
- Approximately $300 million in revenue
- Ranked 7th of the veterinary companion animal companies worldwide
- Exclusively animal health
- Spends $25 million on R&D annually with 160 researchers
- 22 subsidiaries worldwide reaching more than 100 countries





Virbac S.A.Benefits

- Distribution of Virbac Corporation products outside North America
- Exclusive North American rights to Virbac S.A. products
- Dramatically shortens time and reduces costs for Virbac to bring products to market





Seasoned Management Team

More than 100 years of combined experience in animal health.

Thomas Bell
President & CEO

- **Douglas Hubert** — Vice President, Veterinary Division
- **Joseph Rougraff** — Chief Financial Officer
- **Dr. Susan Longhofer** — Vice President, Research & Development
- **Mike Eldred** — Director, Business Development
- **Mike O'Bryan** — Vice President, Consumer Brands
- **Lou Dell'Orco** — Vice President, Indusrial Operations
- **Carole Buys-Michela** — Director, Human Resources



Virbac ANIMAL HEALTH



Strong Financials

	Nine Months Ended ($ Million)*	
	09/30/01	09/30/00
Sales	45.73	39.3
Gross Profit	18.7	16.9
Gross Profit %	40.9%	43.0%
Operating Expenses	16.0	14.5
Operating Expenses %	35.0%	36.9%
Operating Income	2.7	2.4
Net Income	1.3	1.6
EBITDA	4.0	3.8
Diluted EPS	$0.06	$0.07
Diluted Shares Outstanding	22.7	21.9

*unaudited



Virbac ANIMAL HEALTH

Revenue by Division



Consumer Brands
31%
42%
Veterinary
27%
PM Resources



Increasing Profitability

	(Pro Forma) 12/31/99	12/31/00	(Forecast) 12/31/04
	Twelve Months Ended ($ Million)		
Sales	48.9	53.0	100.0
Gross Profit	19.4	22.7	50.0
Gross Profit %	39.7%	42.8%	50.0%
Operating Expenses	19.5	19.9	30.0
Operating Expenses %	40.0%	37.5%	30.0%
Operating Income	(0.1)	2.8	20.0
Net Income	(0.6)	2.9	12.0
EBITDA	0.9	4.6	21.0
Diluted EPS	$(0.03)	$0.13	$0.53
Diluted Shares Outstanding	19.7	22.1	22.7





Strong Year-to-Year Performance


Value of a Hypothetical $10,000 Investment
Dollar Value
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
Virbac
Nasdaq
Russell 2000
10/1/99
12/1/99
2/1/00
4/1/00
6/1/00
8/1/00
10/1/00
12/1/00
2/1/01
4/1/01
6/1/01
8/1/01
10/1/01
12/1/01





WHY VIRBAC?

- Sound growth strategy—On target to reach $100 million in revenue by 2004 with $20 million in operating profit
- Resistant to economic downturns
- Growing, $28 billion industry
- Seasoned management team with over 100 years of animal health experience
- Robust new product pipeline today and beyond 2004

